Exhibit 4.4

FIRST AMENDMENT

TO

8% SENIOR SUBORDINATED SECURED CONVERTIBLE PROMISSORY NOTE AND SECURITY AGREEMENT

THIS FIRST AMENDMENT (this “Amendment”), dated as of March 15, 2022, to that certain 8% Senior Subordinated Secured Convertible Promissory Note issued as of March 15, 2021 (the “Note”), by PERFECT MOMENT LTD., a Delaware corporation (the “Company”), to the undersigned holder (the “Holder”) and that certain Security Agreement, dated as of March 15, 2021 (the “Security Agreement”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Note, or if not defined therein, the Purchase Agreement (as defined below) or the Security Agreement.

WHEREAS, the Company entered into to that certain Securities Purchase Agreement, dated as of March 15, 2021 (the “Purchase Agreement”), with the Buyers set forth on the signature pages attached thereto (including the Holder), pursuant to which the Company issued its 8% Senior Subordinated Secured Convertible Promissory Notes to the Buyers (including the Holder);

WHEREAS, Section 4.09 of the Note provides that any term of the Note may be amended only by an instrument in writing executed by the Company and the Holder;

WHEREAS, Section 21 of the Security Agreement provides that any provision of the Security Agreement may be amended only by an instrument in writing executed by the Company and each Significant Security Party; and

WHEREAS, the Company and the Holder desire to (i) extend the Maturity Date of the Note, (ii) permit the Company to (x) incur additional indebtedness that is pari passu with the Note in an amount up to $4,000,000 and (y) create any related liens, and (iii) increase the Indebtedness Cap to $8,000,000, in each case, as set forth herein.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the Company and the Holder hereby agree as follows:

1. Maturity Date Extension. Section 1.01(a) of the Note is hereby amended to provide that the “Maturity Date” (as defined and set forth in the Note) shall be December 15, 2022, and any and all other references in the Note to the “Maturity Date” or “March 15, 2022” shall be deemed to refer to the Maturity Date as amended hereby.

2. Indebtedness Cap. Section 3.01(a)(ii) of the Note is hereby amended to read as follows:

“(ii) indebtedness existing on the date hereof and set forth in Schedule A attached hereto, together with additional indebtedness from time to time up to an aggregate principal amount of $8,000,000 (the “Indebtedness Cap”),”

3. Pari Passu Indebtedness. Section 3.01(a) of the Note is hereby amended by striking “and” in clause (v) thereof, and adding the below as a new clause (vi), and by renumbering the old clause (vi) as clause (vii):

“(vi) indebtedness created as a result of a subsequent financing of up to $4,000,000 that ranks, by its terms, pari passu with the obligations under this Note and the Purchase Agreement, and is otherwise on the same terms as this Note, including, without limitation, as to maturity date, interest rate and payment, mandatory conversion and security, and”

4. Permitted Liens. Section 1(jj)(ix) of the Security Agreement is hereby amended to read as follows:

“liens on property or assets of the Borrower securing the indebtedness permitted under Sections 3.01(a)(ii), (iii) and (vi) of the Notes, provided that any lien securing the indebtedness permitted under Section 3.01(a)(vi) of the Notes shall, in all respects, rank pari passu with or subordinate to any lien securing the Secured Obligations, and the grant of security interest thereunder shall not extend to any property or assets of the Borrower other than the Collateral;”

5. No Other Amendments. Unless expressly amended by this Amendment, the terms and provisions of the Note and the Security Agreement shall remain in full force and effect.

6. Titles and Subtitles. The titles of the sections and subsections of this Amendment are for convenience and reference only and are not to be considered in construing this Amendment.

7. Governing Law. This Amendment shall be governed by, and construed and enforced in accordance with, the Laws of the State of New York without regard to the choice of law principles thereof.

8. Counterparts. This Amendment may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original and all such counterparts shall together constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed and delivered this Amendment as of the date first written above.

COMPANY:

PERFECT MOMENT LTD.

By:
Name:
Title:

HOLDER (if an entity):

Name of Entity:

By:
Name:
Title:

HOLDER (if an individual):

By:
Name:

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